As filed with the Securities and Exchange Commission
                      on January 20, 1999.

                                 Registration No. 333-
                                                       ----------
=================================================================

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                    _________________________

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    _________________________

                       VANSTAR CORPORATION
     (Exact name of registrant as specified in its charter)

          Delaware                              94-2376431
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


     2575 Westside Parkway, Suite 500
              Alpharetta, GA                        30004
(Address of Principal Executive Offices)          (Zip Code)

                      _________________________

                         VANSTAR CORPORATION
                  EMPLOYEE STOCK PURCHASE PLAN
                       (Full title of the plan)
                      _________________________


     H. CHRISTOPHER COVINGTON, ESQ.                  Copy to:
         Senior Vice President,              STANLEY R. HULLER, ESQ.
     General Counsel and Secretary              Arter & Hadden LLP
          VANSTAR CORPORATION                1717 Main St., Suite 4100
     2575 Westside Parkway, Suite 500         Dallas, TX  75201-4605
         Alpharetta, GA 30004                     (214) 761-2100
 (Name and address of agent for service)


                         (770) 522-4700
                       (Telephone number,
                      including area code,
                      of agent for service)
                    _________________________

                 CALCULATION OF REGISTRATION FEE



                                             Proposed maximum        Proposed maximum       Amount of
 Title of securities     Amount to be       offering price per      aggregate offering    registration
  to be registered        registered             share(1)                price(1)            fee(2)
--------------------   -----------------  -----------------------  ---------------------  -------------
    Common Stock
   $.001 par value     1,000,000 shares           $8.8125               $8,812,500          $2,449.88

     (1)  Estimated pursuant to Rules 457(c) and (h) and General
Instruction E to Form S-8 solely for the purpose of calculating the registration fee, based on the average of the high and low prices as reported on the New York Stock Exchange on January 13, 1999.

     (2) Relates only to additional shares registered hereby and does not include the amount of the registration fee previously paid in connection with the 1,000,000 shares of Common Stock previously registered by that Registration Statement on Form S-8 filed with the Commission on September 4, 1996 (Reg. No. 333-11357).


================================================================

                        EXPLANATORY NOTE


     This Registration Statement is being filed for the purpose of increasing the number of shares of the Registrant's common stock issuable pursuant to the same plan for which a Registration Statement of the Registrant on Form S-8 is currently effective.

     The Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 4, 1996
(No. 333-11357) is hereby incorporated by reference.

Item 8.   Exhibits.


Exhibit Number         Exhibit
--------------         -------

      4.1              Vanstar Corporation Employee Stock Purchase
                       Plan, as amended.
      5.1 Opinion of Arter & Hadden LLP as to the legality of the securities being registered.
      23.1             Consent of Arter & Hadden LLP (included in
                       Exhibit 5.1).
      23.2             Consent of Ernst & Young LLP.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, Georgia, on January 20, 1999:

                              VANSTAR CORPORATION


                              By:   /s/  William Y. Tauscher
                                 -------------------------------
                                 William Y. Tauscher
                                 Chief Executive Officer and
                                 Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 20, 1999:

Signature                     Title

/s/ William Y. Tauscher       Chairman of the Board, Chief
--------------------------    Executive Officer and Director
William Y. Tauscher           (Principal Executive Officer)

/s/ Kauko Aronaho             Chief Financial Officer (Principal
--------------------------    Financial and Accounting Officer)
Kauko Aronaho

/s/ John W. Amerman           Director
--------------------------
John W. Amerman

                              Director
--------------------------
Richard H. Bard

/s/ Stewart K.P. Gross        Director
--------------------------
Stewart K.P. Gross

/s/ William H. Janeway        Director
--------------------------
William H. Janeway

                              Director
--------------------------
John R. Oltman

                              Director
--------------------------
John L. Vogelstein

/s/ Josh R. Weston            Director
--------------------------
Josh S. Weston

                        INDEX TO EXHIBITS




Exhibit Number      Exhibit
--------------      -------

      4.1           Vanstar Corporation Employee Stock Purchase
                    Plan, as amended.
      5.1 Opinion of Arter & Hadden LLP as to the legality of the securities being registered.
      23.1          Consent of Arter & Hadden LLP (included in
                    Exhibit 5.1).
      23.2          Consent of Ernst & Young LLP.